Exhibit 99.1

Annual report 2013

Annual accounts
- Income statement
- Balance sheet
- Cash flow statement
- Notes

Auditors' report

1

Wema System Group

Income statement for Year Ending 31 December 2013

Amount in NOK	Note	2013

Revenue
Sales revenue	2	588 470 523

Operating expenses
Cost of goods		424 014 396
Payroll expenses	5	81 976 315
Depreciation of tangible and intangible fixed assets	7, 8	12 790 616
Other operating expenses	5, 17	50 309 634
Total operating expenses		569 090 961

Operating result		19 379 562

Financial income and expenses
Financial income	13, 16	29 000 517
Financial expenses	13, 16	67 589 872
Net financial items		-38 589 355

Ordinary loss before tax		-19 209 793

Tax on ordinary result	10	-2 023 998

Net loss for the year		-17 185 795

Allocated as follows
Uncovered losses	11	-17 185 795

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Wema System Group

Balance sheet as of December 31

Amount in NOK	Note	2013

Non-current assets

Intangible assets
Research and development	8	56 434 000
Deferred tax asset	10	7 986 309
Total intangible assets		64 420 309

Tangible assets
Fixtures and fittings, tools, office machinery etc.	7	28 021 857
Total tangible assets		28 021 857

Financial assets
Other receivables		5 547 649
Total financial assets		5 547 649

Total non-current assets		97 989 815

Current assets

Inventory	3	199 449 249

Receivables
Trade receivables		132 222 165
Other receivables	15	13 202 854
Total accounts receivable		145 425 019

Cash and cash equivalents	4	8 238 100

Total current assets		353 112 368

Total assets		451 102 183

3

Wema System Group

Balance sheet as of December 31

Amount in NOK	Note	2013

Equity

Paid-in capital
Share capital	11, 12	2 350 000
Share premium reserve	11	1 597 000
Other paid-in capital	11	21 338 000
Total paid-in capital		25 285 000

Retained earnings
Uncovered loss	11	-3 449 232
Total uncovered loss		-3 449 232

Total equity		21 835 768

Liabilities

Other long-term liabilities
Other long-term liabilities	9	165 282 492
Total other long term liabilities		165 282 492

Current liabilities
Liabilities to financial institutions	9	61 174 884
Trade creditors		155 603 068
Public duties payable	4	6 940 227
Other short-term liabilities	14	40 265 744
Total current liabilities		263 983 923

Total liabilities		429 266 415

Total equity and liabilities		451 102 183

Bergen, 11.07.2014

Bjørn Erlend Frivik	Bjarte Eikeland
CEO	CFO

4

Wema System Group

Cash flow statement for Year Ending 31 December 2013

Amount in NOK	2013

Cash flow from operating activities
Profit/(loss) before tax	-19 209 793
Taxes paid	-2 426 398
Depreciation and amortisation	12 790 616
Changes in inventories	-69 075 163
Changes in trade receivables	-42 237 115
Changes in trade payables	80 313 326
Changes in other balance sheet items	26 090 329
Net cash flow from operating activities	-13 754 198

Cash flow from investing activities
Purchase of tangible assets	-8 309 536
Purchase of intangible assets	-22 491 896
Net cash flow from investing activities	-30 801 432

Cash flow from financing activities
Net change in long term loans	44 880 594
Net change in bank overdraft	-1 814 923
Net cash flow from financing activities	43 065 671

Net change in cash and cash equivalents	-1 489 959
Cash and cash equivalents at 01.01	9 728 059
Cash and cash equivalents at 31.12	8 238 100

5

Wema System Group

Notes to the accounts for Year Ending 31 December 2013

Amount in NOK

Note - 1 Accounting Principles

The annual report is prepared according to generally accepted accounting principles in Norway (Norwegian GAAP), except that these financial statements do not include comparative figures as required by Norwegian GAAP.

Description of Business

The Group`s operations are development, production and sales of sensors including suction and return systems, Q-sensors and heating elements for AdBlue and fuel sensors including suction and return systems and other equipment in the automotive industry with focus on truck and bus, agriculture and construction, service and aftermarket and marine.

Wema satisfies all international standards in all business areas and is continuously seeking improvement of quality. All products offered by Wema are customized to fit the customer`s specific needs.

Basis for consolidation

The consolidated financial statements comprise the parent company Wema System AS and the subsidiaries Wema Americas LLC, Wema Automotive System Pvt Ltd, Wema System Hong Kong Ltd, Wema System AG, Wema Environmental Technologies Shanghai Co. Ltd, Wema Technologies Shenzhen Co Ltd, Wema Production & Distribution Hong Kong Ltd and Wema Environmental Technologies Ltd.

Subsidiaries are companies in which the Group has a controlling interest. A controlling interest is normally achieved when the Group owns more than 50% of the shares in the company and is also in the position to exercise control over the company. The consolidated accounts are prepared such that the group of companies are presented as a single economic entity. Intercompany transactions have been eliminated from the consolidated accounts. The consolidated accounts are prepared according to the same accounting principles for both parent and subsidiaries.

Sales revenue

Revenue is recognized when the risks and rewards of ownership have substantially transferred to customers. Transfers of risks and rewards normally happen upon shipment, but there are also contracts where the risks and rewards are transferred upon delivery. This varies depending on the individual terms of the contract of sale or terms with the specific customer.

Balance sheet classification

Net current assets comprise debtors due within one year, and assets related to inventory. Other entries are classified as fixed assets and/or long term debtors.

Current assets are valued at the lower of acquisition cost and fair value. Short term debtors are recognized at nominal value.

Fixed assets are valued at acquisition cost. In the case of non-incidental reduction in value, the asset will be written down to the fair value amount. Long term debtors are recognized at nominal value.

Trade and other receivables

Trade receivables and other current receivables are recorded in the balance sheet at nominal value less provisions for doubtful debts. Provisions for doubtful debts are calculated on the basis of individual assessments. In addition, for the remainder of accounts receivables outstanding balances, a general provision is carried out based on expected loss.

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Inventory

Inventory is measured at the lower of cost and net realisable value. Cost is determined using the weighted average method. Finished goods and work in progress are valued at full production cost. Inventory is written down to net realisable value when net realisable value is less than cost. Net realisable value is the estimated selling price less the estimated cost of completion and sales.

Functional currency translation

Transactions in foreign currency are translated at the rate applicable on the transaction date. Monetary items in a foreign currency are translated into the group presentation currency, which is NOK, using the exchange rate applicable on the balance sheet date. Non-monetary items that are measured at their historical prices expressed in a foreign currency are translated into NOK using the exchange rate applicable on the transaction date. Realised and unrealised currency gains and losses are recognised as financial items in the income statement as they occur. Financial statements for subsidiaries that are prepared in foreign currencies are translated into Norwegian kroner. Assets and liabilities are translated at the exchange rate at the end of the reporting period. Items of income and expense are translated at average monthly rates from Norges Bank for the month of the relevant transactions.

Property, plant and equipment

Property, plant and equipment is capitalized and depreciated over the estimated useful economic life. Direct maintenance costs are expensed as incurred, whereas improvements and upgrading are assigned to the acquisition cost and depreciated along with the asset. If the carrying value of a non-current asset exceeds the estimated recoverable amount, the asset is written down to the recoverable amount. The recoverable amount is the greater of the net selling price or value in use. In assessing value in use, the estimated future cash flows are discounted to their present value.

Research and development

Research and development costs are capitalized provided that a future economic benefit associated with development of the intangible asset can be identified. Costs capitalized include direct internal costs and external costs related to the ongoing R&D-projects. Otherwise, the costs are expensed as incurred. Capitalized research and development costs are amortized over the economic life on a straight-line basis.

Impairment testing of long-lived assets

When there is an indication that an asset is impaired, an impairment is recognized if an asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount, which is defined as the greater of its fair value less costs of disposal and value in use, which is based on the net present value of future cash flows.

Income tax

Tax expense in the profit and loss account comprises both tax payable and change in deferred tax. Deferred tax is calculated at 27 percent on the basis of existing temporary differences between accounting profit and taxable profit together with tax losses carried forward at year end. Temporary differences within the same tax jurisdiction are offset. Deferred tax assets are recorded in the balance sheet to the extent it is more likely than not that the tax assets will be utilized.

Cash flow statement

The cash flow statement is presented using the indirect method. Cash and cash equivalents includes cash, bank deposits and other short term highly liquid placement with original maturities of three months or less.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts in the profit and loss statement, the measurement of assets and liabilities and the disclosure of contingent assets and liabilities on the balance sheet date. Actual results can differ from these estimates.

Contingent losses that are probable and estimable are recognized in the consolidated financial statements.

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Note 2 - Sales of goods

2013
By business area
Truck & Bus	517 230 879
Agri & Construction	48 982 944
Service & Aftermarket	10 605 183
Marine	11 651 517
588 470 523

Geographical distribution
Europe	305 377 837
Americas	215 330 712
Asia Pacific	67 761 974
588 470 523

Note 3 - Inventory

2013
Raw material and purchased semi-finished goods	105 543 962
Finished goods	93 552 845
Work in progress	1 804 517
Obsolescence	-1 452 075
Total	199 449 249

Inventory value is based on full production cost including direct labour and indirect production cost.

Note 4 - Bank deposit

2013
Restricted bank deposit	3 573 194

Restricted bank deposit specified above is included in cash and cash equivalents in the balance sheet. The amount covers employee tax deduction.

Note 5 - Wage costs, number of employees, remuneration, loans to employees and auditor's fee

Wage costs	2013

Salaries	121 324 902
Payroll tax	15 523 190
Pension costs	5 228 941
Other payments	2 838 337
Direct payroll costs reclassified to cost of goods, inventory and R&D	-62 939 055
Total	81 976 315

The total number of employees in the company during the year: 232 full time equivalents.

Management remuneration

CEO
Salary	2 578 874
Pension expenses	226 728
Other benefits	185 242

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The CEO is entitled 12 months’ salary compensation if the company terminates the employment.

The company has a bonus program for the key management personnel, including the CEO. The amount is based on both financial criteria and qualitative assessments.

Employee loan

Employee loan and guarantees amount to a total of NOK 108 426,-.

No loans or guarantees have been given to the CEO, members of the board or their related parties.

Auditor fee Auditor fee has been divided as follows:	2013

Statutory audit fee	2 926 474
Assurance services	41 403
Tax advisory fee	304 230
Other services	414 455

VAT is not included in the figures of auditor's fee.

Note 6 – Defined contribution plan

The company has established a defined contribution plan. Obligations for contributions are expensed as the related service is provided. The defined contribution plan satisfies the requirements of the Norwegian Mandatory Company Pensions Act.

Note 7 - Tangible assets

	Fixtures and		Financial
	Fittings	ERP System	lease	Total

Cost 01.01.	28 981 842	12 286 676	975 000	42 243 518
Additions	7 597 957	288 385	423 194	8 309 536
Disposals	0	0	0	0
Acquisition cost 31.12.	36 579 799	12 575 061	1 398 194	50 553 054

Acc.depreciation 31.12.	-18 096 731	-4 023 306	-411 160	-22 531 197

Net carrying amount at 31.12.	18 483 068	8 551 755	987 034	28 021 857

Depreciation for the year	7 161 402	1 792 148	216 159	9 169 709

Useful economic life	3-10 years	7 years	5-10 years
Amortization plan	linear	linear	linear

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Note 8 - Intangible assets

	R & D	Patents	Total
Cost at 01.01.	41 339 962	300 000	41 639 962
Additions	22 437 473	54 423	22 491 896
Government grants (Skattefunn)	-1 505 313	0	-1 505 313
Acquisition cost 31.12.	62 272 122	354 423	62 626 545

Acc.amortization at 31.12.	-6 119 383	-73 162	-6 192 545
Net carrying amount at 31.12.	56 152 739	281 261	56 434 000

Amortization for the year	3 552 743	68 163	3 620 906

Useful economic life	10 years	5 years
Amortization plan	linear	linear

The company's research and development is the development of new sensors. In 2013 the cost is related to the development of a new version of Wema's quality sensor.

There are six projects with a book value of MNOK 56 at the end of 2013. All six projects have been developed internally by Wema. The company expects to sell products derived from these projects in future periods and revenue is expected to exceed the booked value.

Note 9 - Mortgages and guarantees

2013
Long term liabilities
Shareholder loan to Wema Group Holding AS	90 037 077
Long term liabilities to financial institutions	74 548 977
Other long term debt	696 438
Total	165 282 492

Short term liabilities
Short term liabilities to financial institutions	61 174 887
Total	61 174 887

Book value of liabilities with pledged securities	2013
Liabilities in foreign currency to financial institutions	74 548 977
Liabilities to financial institutions	61 174 887
Total book value of liabilities with pledged securities	135 723 864

Available undrawn credit facility 31.12 is MNOK 9,0.

The company’s debt to the financial institution DNB is based on an original financing agreement from 2008, which was extended by three years in 2013. The new maturity date is in August 2016. The financial covenants are based on net leverage ratio, interest cover ratio, maximum capex and minimum restricted cash. The agreement provides DNB first ranking security over assets of the group including share pledges for companies in the group.

There has been a discussion between the financial institution and Wema regarding the definition in the covenant reporting as of year-end 2013. The financial institution is of the opinion that Wema was in breach of the covenant requirement as of year-end 2013, which Wema disputes. However, Wema has refinanced subsequently which shows that the intention and ability to refinance on a long-term basis is fulfil. The debt is therefore classified as long term debt.

Shareholder Wema Group Holding AS has issued four loans to Wema System AS. These loans amount to NOK 83 000 000. The loans carry an interest of 12 % and 8%. Accrued interest for the year 2013 is NOK 6 999 160. According to the Shareholder loan agreement, the loan shall be fully repaid in full together with accrued interest thereon on the earlier of 20 August 2016 and the first date occurring after the date when the external debt to DNB is repaid.

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Estimated service and warranty liabilities are 6.4 million, and are included in other current liabilities.

Book value of assets pledged as security:	2013
Account receivables	132 222 165
Inventory	199 449 249
Total	331 671 414

Note 10 - Income taxes

2013
Income tax expense
Payable tax	2 536 299
Adjustment of prior year tax	-109 901
This year's change in nominal tax rate (deferred tax asset)	275 843
Change in deferred tax	-4 726 239
Total income tax expense	-2 023 998

Tax payable
Tax receivable from government grants (Skattefunn)	-1 505 314
Tax payable abroad	2 536 299
Prepaid tax abroad	-2 536 299
Tax receivable from government grants (Skattefunn)	1 505 314

Summary of temporary differences outlined	2013
Fixed assets	-1 192 253
Inventory	-1 452 075
Receivables	-734 804
Financial leases	290 596
Financial instruments	-11 002 223
Accrued expenses	-2 441 261
Warrenties	-5 973 155
Total	-22 505 174
Loss carried forward	-23 210 842
Total incl loss carried forward	-45 716 016

Total deferred tax assets	-12 597 432
Booked deferred tax assets	-7 986 309
Deferred tax assets not booked	-4 611 123

Deferred tax assets booked is deferred assets in Wema System AS.

Reconciliation of income tax:	2013
Result before tax	-19 209 793
Income tax expense at corporate tax rate in Norway (28%)	-5 378 742

Income tax expense -explanation:
Income tax expense at corporate tax rate in Norway (28%)	-5 378 742
Tax rate outside Norway different from 28%	304 527
28 % tax effect on permanent differences	-228 239
Change in previously not recognized deferred tax assets	2 875 561
Effect of change in nominal tax rate (deferred tax asset)	402 895
Income tax expense	-2 023 998

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Note 11 - Owners equity

		Share	Other
	Share	premium	paid-in	Other	Uncovered
	capital	reserve	capital	equity	loss	Total
Owners equity 01.01.	2 350 000	1 597 000	21 338 000	13 205 751	0	38 490 751
Loss for the year	0	0	0	-13 205 751	-3 980 044	-17 185 795
Translation currency differences	0	0	0	0	530 812	530 812
Owners equity 31.12.	2 350 000	1 597 000	21 338 000	0	-3 449 232	21 835 768

Note 12 - Share capital and shareholder information

Share capital:	Number of shares	Face value	Book value
Ordinary shares	235	10 000 NOK	2 350 000

Shareholders per 31.12:

	Ordinary	Ownership	Voting
	shares	share	rights
Wema Group Holding AS	235	100%	100%

On May 30 2014 Measurement Specialties, Inc. acquired the capital stock of Wema System AS for approximately USD 114.5 million from Wema Group Holding AS.

Note 13 - Financial market risk

The company use currency rate swaps to manage the currency risk exposure. Except the currency rate swaps, the company did not have any outstanding derivative financial instruments at 31.12.2013.

Interest risk

Interest rate risk in short and medium term occurs as a result of fluctuations in the floating market interest rates on company debts.

Exchange rate risk

Currency fluctuations represent both a direct and indirect financial risk for the company. Earnings are significantly related to Euro (EUR) and increasingly US dollars (USD). The long term debt from DNB is in EUR to reduce the currency exposure. The company has entered into currency rate swaps to further reduce the risk as of 31.12.2013.

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Commodity price risk

The purchase of goods is primarily in the currency CNY and USD. To reduce the commodity price risk the company has entered into an agreement with prices fixed in CNY with a main supplier in China.

Note 14 - Other financial instruments

Current assets	Market value	Booked value
Exchange rate contracts	-11 002 223	-11 002 223
Total	-11 002 223	-11 002 223

The forward contracts are all related to selling EUR in the range of 0,5-2,0 million EUR per contract, totally 27,75 million EUR as of 31.12.13 with an average selling rate of 8,025. Approximately 60% of this amount will be realized during first half of 2014.

The recognized loss related to realized forward currency contracts has been 6.7 MNOK in 2013.

Note 15 - Government grants (SkatteFUNN)

SkatteFUNN is a tax deduction scheme for business and industry. Norwegian companies with research or development projects are entitled to tax deductions on costs related to R&D.

The company has received government grants from SkatteFUNN of NOK 1 130 763 in 2013 based on R&D for 2012. The estimated grant for 2013 is calculated at NOK 1 505 313.

Government grants are treated as a deduction to the asset's gross value and reduce the depreciation of the asset over its useful life according to "NRS 4 - offentlig tilskudd" (government grants).

Note 16 - Financial income and expenses

2013
Interest income	34 321
Exchange gain	28 966 196
Interest expense	-19 572 080
Exchange loss	-48 017 792
-38 589 355

Note 17 - Leasing contracts

Wema System AS operates from rented office facilities at Lønningsflaten in Bergen, Norway. The lease agreement is valid until 2021. The company has the right to extend the lease on the same terms for a period of 5 years.

This year's rent is 5.3 MNOK excl. VAT. According to the agreement the rent for 2014 will be 5.4 MNOK excl. VAT

The company also rents a warehouse at Midtun. The lease agreement is valid until 2017 with a right to extend the lease agreement for 5 years. From 2014 the company has signed an additional short term agreement for a period of two years. Office and warehouse facilities abroad are treated as operational leasing. This year's rent for the warehouse is 1.7 MNOK excl. VAT. In 2014 the rent will be 2.7 MNOK excl. VAT.

The Company has various equipment leases which have been capitalised as financing leases within tangible assets. Please see footnote 7 for the amounts capitalised as it relates to these leasing arrangements.

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Note 18 – Contingent liabilities

Infor AB/Lawson has presented a claim against Wema Systems AS following a contract with Infor for the delivery and installation of an ERP system. The discussions have continued from 2012 with limited progress, and Infor has signalled their intent to pursue the claim. Wema has disputed the claim, referring to failure by Infor to comply with its obligations and to Wema’s counterclaim for compensation for breach of contract. To avoid any influence on the final outcome of this dispute, no probabilities or amounts are listed here.

Note 19 - Principal Differences between Norwegian (Norwegian GAAP) and U.S. Accounting Principles (U.S. GAAP)

Norwegian GAAP differs in certain respect from U.S.GAAP. Differences which have a significant effect on the Company’s consolidated income statement, balance sheet, and shareholders’ equity are described below:

Push down accounting, and business combinations, and goodwill

Under U.S. GAAP, ‘push-down' accounting, whereby the cost basis of an investor and the related fair value adjustments are recognised in the investee’s financial statements, is required for SEC registrants in certain circumstances and is permitted for non-SEC registrants; however, under Norwegian GAAP, ‘push-down’ accounting is not permitted. Accordingly, these financial statements do not reflect any ‘push-down’ adjustments as a result of acquisition by Wema Group Holding AS.

Under both Norwegian GAAP and U.S GAAP, a business combination is accounted for under the acquisition method; however, in practice, under Norwegian GAAP, identifiable intangible assets acquired in a business combination are not recognized separately from goodwill.

Additionally, any goodwill recognized from the aforementioned transaction shall be amortized in accordance with a reasonable amortization plan under Norwegian GAAP. The useful life and choice of amortization plan shall be disclosed. Under U.S GAAP, amortization of goodwill is not permitted.

Research and development cost

Under Norwegian GAAP, research and development costs are capitalized as an intangible asset and amortized over their expected useful life provided that a future economic benefit associated with development of the intangible asset can be identified. Under U.S GAAP, research and developments costs are expensed as incurred.

Financial leasing

Under Norwegian GAAP, there are a series of indicators that individually or in combination normally lead to a lease being classified as a finance lease whereas under U.S. GAAP, this determination is made based on four criteria:

a.	The lease transfers ownership of the property to the lessee by the end of the lease term.
b.	The lease contains a bargain purchase option.
c.	The lease term is equal to 75 percent or more of the estimated economic life of the leased property. However, if the beginning of the lease term falls within the last 25 percent of the total estimated economic life of the leased property, including earlier years of use, this criterion shall not be used for purposes of classifying the lease.
d.	The present value at the beginning of the lease term of the minimum lease payments, excluding that portion of the payments representing executor costs such as insurance, maintenance, and taxes to be paid by the lessor, including any profit thereon, exceeds 90 percent of the excess of the fair value of the leased property to the lessor at the inception of the lease over any related investment tax credit retained by the lessor and expected to be realized by him. However, if the beginning of the lease term falls within the last 25 percent of the total estimated economic life of the leased property, including earlier years of use, this criterion shall not be used for purposes of classifying the lease.

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Functional currency

Under Norwegian GAAP, the currency used in the financial statements shall be NOK or the currency that the operations are linked to (functional currency). Under U.S. GAAP, the functional currency of the primary economic environment is used to prepare the financial statements, although a currency different from the functional currency can be used for presentation purposes.

Deferred tax asset

Under Norwegian GAAP, the recognition of a deferred tax asset is on a net basis to the extent that the asset will be realized. Under U.S GAAP, the recognition is on a gross basis with a corresponding valuation allowance to the extent that it is more likely than not that the asset will be realized.

In practice, U.S. GAAP generally requires more evidence to overcome negative evidence such as cumulative losses in recent years and to rely upon positive evidence such as future earnings as compared to Norwegian GAAP when evaluating the amount of deferred tax assets to recognize.

The deferred tax asset is under Norwegian GAAP presented as a non-current asset. The deferred tax asset under U.S. GAAP would be split between a current and a non-current asset depending upon the nature of the temporary differences.

Bank deposit

The restricted bank deposit is presented as cash and cash equivalents under Norwegian GAAP and would be presented as other current assets under U.S GAAP since it would not meet the definition of cash and cash equivalents.

Inventory obsolescence

Under Norwegian GAAP, inventory is written down to the lowest of net realisable value and cost. Net realisable value is defined as the estimated selling price less the estimated costs of completion and sale. Under U.S. GAAP, inventory is written down to market value when market value is less than cost. The term market value means current replacement cost limited by the estimated selling price less the estimated costs of completion and sale, or net realisable value (ceiling), and net realizable value less a normal profit margin (floor). Under U.S. GAAP, a write-down of inventory to market is not reversed for subsequent recoveries in value unless it relates to changes in exchange rates.

Impairment testing of long-lived assets

Under Norwegian GAAP, when there is an indication that an asset is impaired, an impairment is recognized if an asset’s or cash-generating unit’s carrying amount exceeds its recoverable amount, which is defined as the greater of its fair value less costs of disposal and value in use, which is based on the net present value of future cash flows. Under U.S. GAAP, when there is an indication that an asset or asset group is impaired, an asset’s or asset group’s is also deemed to be impaired if its carrying amount exceeds its recoverable amount; however, under U.S. GAAP, the same term, ‘recoverable amount’ means the undiscounted cash flows of the asset or asset group. If the asset is deemed “not recoverable”, the impairment loss is calculated as the excess of the asset's or asset group’s carrying amount over its fair value.

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KPMG AS	Telephone	+47 04063
Postboks 4 Kristianborg	Fax	+47 55 32 71 20
Kanalveien 11	Internet	www.kpmg.no
N-5822 Bergen	Enterprise	935 174 627 MVA

To the The Board of Directors

Wema System AS

INDEPENDENT AUDITOR’S REPORT

We have audited the accompanying consolidated financial statements of Wema System AS and its subsidiaries, which comprise the consolidated balance sheet as of 31 December 2013, and the related consolidated statements of income and cash flows for the year then ended, and the related notes to the consolidated financial statements, which, as described in Note 1 to the consolidated financial statements, have been prepared in accordance with accounting standards and practices generally accepted in Norway.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with the accounting standards and practices generally accepted in Norway; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Basis for Qualified Opinion

As more fully disclosed in Note 1 to the consolidated financial statements, accounting standards and practices generally accepted in Norway require that consolidated financial statements be presented with comparative financial information. These consolidated financial statements have been prepared as of and for the year ended 31 December 2013 solely for the inclusion in the U.S. Securities and Exchange Commission filings of Measurement Specialties, Inc. Accordingly, no comparative financial information is presented.

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Qualified Opinion

In our opinion, except for the omission of comparative financial information described in the Basis for Qualified Opinion paragraph, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wema System AS and its subsidiaries as of 31 December 2013, and the results of their operations and their cash flows for the year then ended in accordance with accounting standards and practices generally accepted in Norway.

Emphasis of Matter

As discussed in Note 19 to the consolidated financial statements, the Company prepared its consolidated financial statements in accordance with accounting standards and practices generally accepted in Norway, which differs from U.S. generally accepted accounting principles. Our opinion is not modified with respect to this matter.

Bergen, 18 July 2014

KPMG AS

/S/Anfinn Fardal

Anfinn Fardal

State authorised public accountant

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